UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2007, Diedrich Coffee, Inc. (the “Company”) issued a press release announcing its financial results for its third fiscal quarter ended March 7, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Form 8-K relating to this item and the related information in the exhibit attached hereto and incorporated by reference herein shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company also announced today that, effective as of April 18, 2007, the Board of Directors of the Company (the “Board”) appointed Mr. J. Russell Phillips as a Director of the Company. Mr. Phillips’ appointment fills the Board vacancy resulting from the retirement of Lawrence Goelman as a Director of the Company on April 18, 2007. Mr. Phillips will serve as the Chair of the Board’s Audit Committee.

There is no arrangement or understanding between Mr. Phillips and any other persons pursuant to which he was appointed as a Director of the Company. Mr. Phillips is not currently engaged, and has not been engaged during the last fiscal year, in any related transaction with the Company within the meaning of Item 404(a) of Regulation S-K.

Mr. Phillips received an automatic one-time grant of an option to purchase up to 15,000 shares in connection with his appointment as Director and will be entitled to receive the Company’s standard Director annual and meeting fees and non-employee director equity grants.

A copy of the press release announcing Mr. Phillips’ appointment as Director is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007

DIEDRICH COFFEE, INC.

By:	/s/ Sean M. McCarthy
Sean M. McCarthy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 23, 2007